Zion Oil & Gas Newsletter

January 21, 2011

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Dear Shareholder and/or Friend of Zion

So far, the first three weeks of 2011 have been very busy indeed.

On January 18, 2011, we issued a press release announcing the return of Mr. Robert Render to our Board of directors. To read the full press release, please click here.

As John Brown, Zion's Chairman of the Board and Founder, said:

"We are very pleased to have Bob Render rejoin our Board of Directors. He brings tremendous business experience to our Board and can help us to reach important decisions, as we continue our pursuit to recover hydrocarbons in Israel."

Next week, John Brown and Victor Carrillo are scheduled to visit Israel for internal strategic planning meetings with Richard Rinberg (CEO), Bill Ottaviani (President and COO) and others. We are also scheduled to meet with Israel's Oil & Gas Commissioner, Dr. Ya'acov Mimran.

Victor Carrillo

Until very recently, Victor Carrillo served as Chairman of the Railroad Commission of Texas, which since the early 1900s, when the State of Texas became an energy giant, has been responsible for regulating the Oil & Gas industry in Texas (and not the railroad industry). Recently, the Texas Sunset Advisory Commission has recommended to the Texas Legislature that the agency's name be changed to the (much more appropriate) 'Texas Oil & Gas Commission'.

Victor Carrillo joined Zion's Board of Directors in September 2010. He is a petroleum geologist and geophysicist, attorney and former county judge. He has over 20 years of experience in the oil and gas industry, specifically in exploration and production.

This past week, Israel's prime minister, Benjamin Netanyahu, made a number of comments relating to Israel's oil & gas industry. He said:

"Until recently we criticized Moses, one of mankind's great historical leaders because he did not know how to navigate. Firstly, because it took him 40 years to lead the Children of Israel several kilometers, and secondly because he came to a place without water, gas and oil."

He added, "Now it is clear that he did not make a mistake. We have succeeded in creating, without natural resources, one of the world's leading economies. We lead the developed countries with our growth rate, and we have found gas, a lot of gas although not as much as the public has been talking about. This gas can now help us nurture excellence."

The prime minister is setting up a fund for the gas revenues dedicated to "education, education and education, and one other thing - defense."

Netanyahu added, "Israel's enemies will try to damage the gas and oil projects and therefore we will secure them - and provide full defense for them."

הבורסה לניירות ערך בתל-אביב בע״מ
THE TEL AVIV STOCK EXCHANGE LTD
54

Zion's CEO at the Tel Aviv Stock Exchange

On Wednesday, January 19, 2011, I visited the Tel Aviv Stock Exchange (TASE) - the only stock exchange in Israel. Zion is currently only traded on NASDAQ in the USA, but as our licenses, permit and operations are located in Israel, we may consider a dual listing (on both NASDAQ and TASE) at some future time. Of the 616 companies listed on TASE, there are 54 companies that are dual listed on both TASE and other stock exchanges.

Turning to financial matters, on January 3, 2011, we issued a press release concerning our ZNWAW warrants. To read the full press release, please click here.

If you hold ZNWAW warrants, you should carefully review both the press release and my comments below.

Finally, here is this week's operational update:

Drilling Operations at the Ma'anit-Joseph #3 Wellsite

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

After drilling the 8-1/2” hole portion of the well, a 7” casing liner was run, set, and cemented in place at 4,001 meters (13,127 feet).  The additional ~500 meters (1,640 feet) of hole already drilled but left uncased will be available for possible production testing when we begin that stage of the well operations when all drilling is completed.

Following the 7” casing operation, the well was prepared to drill the next and last planned section of hole.  This section of hole will be drilled with a 6-1/8” bit to the planned target depth of approximately 5,900 meters (19,360 feet).  As part of the preparation to drill this final section of hole, the Blowout Prevention Equipment was upgraded from a rating of 5,000 psi to 10,000 psi.

After drilling the 6-1/8” hole to a depth of 4,594 meters (15,073 feet) it was time to replace the drill bit following its normal run life.  Prior to continuing with drilling, a logging tool was run, in order to test the cement bond integrity of the recently installed 7” casing.  Unfortunately, due to an equipment malfunction by the logging company, the logging tool could not be easily retrieved and had to be “fished” out of the well.  On the third attempt at fishing, the complete logging tool was recovered in one piece thereby allowing us to resume normal operations.

As of today (Friday, January 21), we are preparing to resume normal well operations following recovery of the logging tool.  The plan remains to drill a 6-1/8” hole to the Permian formation and then, hopefully, conduct production testing operations.

Opportunity regarding Zion Warrants with the trading symbol: ZNWAW

In January 2009, Zion completed a follow-on offering and issued approximately 666,000 warrants with a $7.00 exercise price.

Since then, approximately 65,000 warrants have been exercised, so currently, there are approximately 601,000 ZNWAW warrants in existence.

In order to be fair to all of Zion's investors, raise significant additional working capital for Zion's exploration and development activity in Israel and simplify our capital structure, we have temporarily reduced the exercise price of the warrants trading under the symbol ZNWAW to $4.00 (from the $7.00 exercise price provided by the original terms of the Warrants).

The reduced exercise price applies to all of Zion's currently outstanding Warrants that trade under the symbol ZNWAW.

The $4.00 exercise price on ZNWAW warrants will be available until 5:00 p.m. Eastern Time on March 7, 2011, but please note that after March 7, 2011 and through January 31, 2012, the scheduled expiration date of the ZNWAW warrants, the ZNWAW warrants will be exercisable at the original exercise price of $7.00 per warrant, after which date they will expire with no value.

You can find details regarding the offer on Zion's website. Please click here.

If you hold the ZNWAW warrants, please consider this opportunity.

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

 Richard Rinberg

 CEO of Zion Oil & Gas, Inc.

 www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams at:

Zion Oil & Gas, Inc. 6510 Abrams Rd., Suite 300, Dallas, TX 75231

telephone 1-214-221-4610

email: dallas@zionoil.com

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